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                                                                  EXHIBIT 10.13


June 1, 1999

Dennis H. Nelson, President  & CEO
The Buckle, Inc.
2407 West 24th Street
P.O. Box 1480
Kearney, NE  68848-1480

Dear Dennis:

Our bank is pleased to issue a renewal loan commitment to your Company effective on the expiration of our existing loan commitment on May 31, 1999. The purpose of this loan commitment is to provide your Company with the funds for your financing needs required for this operating year, subject to the following terms and conditions:

      1) An unsecured operating line of credit in the amount of $5,000,000.00 available for your use until the loan expiration date of May 31, 2000, at which time it will be subject to annual renewal, as has been the case in previous years.

      2) The interest rate charged on the unsecured operating line of credit will be the National Prime Rate as published in the "Wall Street Journal" date of change. Interest will be billed and payable monthly on the unsecured line of credit.

      3)    A $5,000,000.00 irrevocable commercial letter of credit line.

      4) The Company agrees to provide the bank with quarterly financial statements consisting of a balance sheet and income statement, and to provide the bank with an annual fiscal year- end audited financial statement.

Congratulations on your outstanding financial performance in both growth and profitability this past year. We appreciate this opportunity to be able to assist your fine Company with this financing package in support of your growth objectives. If the terms and conditions of this loan commitment are satisfactory to you, please acknowledge your acceptance by signing the following Acknowledgment and returning it to my attention in the postage-paid return envelope I have provided for your convenience.

Thank you very much.

Sincerely yours,

LARRY L. JEPSON

Larry L. Jepson
Chairman & CEO

                                 ACKNOWLEDGMENT
The Undersigned acknowledges and accepts this loan commitment with attendant terms and conditions as stated, this 1st day of June, 1999.

         THE BUCKLE, INC.

BY:  DENNIS NELSON, PRESIDENT & CEO                  June 1, 1999
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     Dennis Nelson, President & CEO                      Date



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